As filed with the Securities and Exchange Commission on January 8, 2001 File
No. 333-52058
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                         AMERICAN ENERGY SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            TEXAS                                        76-0279288
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                       Identification Number)

                                  7224 Lawndale
                              Houston, Texas 77012
                    (Address of Principal Executive Offices)

                               Retainer Agreement
                            (Full title of the plan)

                     Consulting Agreement of William Hussey
                            (Full title of the plan)

                      Consulting Agreement of Michael Hosny
                            (Full title of the plan)

                      Consulting Agreement of Thomas Wells
                            (Full title of the plan)

                          Patrick S. Elliott, President
                       7224 Lawndale, Houston, Texas 77012
                     (Name and address of agent for service)

                                 (713) 928-5311
          (Telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677

                         CALCULATION OF REGISTRATION FEE


Title of                                         Proposed                Proposed
Securities                                       Maximum                 Maximum
to be                    Amount to be            Offering Price          Aggregate                Amount of
Registered               Registered              Per Share               Offering Price           Registration Fee
----------               ------------            --------------          --------------           -----------------

Common Stock,            200,000                 $1.00                   $200,000                  $52.80(2)*
par value $.001          shares(1)
per share

Common Stock,            3,334 shares(3)         $1.00                   $3,334                    $0.880(4)*
par value $.001
per share

Common Stock,            3,333 shares(5)         $1.00                   $3,333                    $0.879(6)*
par value $.001
per share

Common Stock,            3,333 shares(7)         $1.00                   $3,333                    $0.879(8)*
par value $.001
per share

Common Stock,           25,000 shares(9)         $1.3125**               $32,812.5**               $8.65(10)**
par value $.001
per share


TOTAL                  235,000 shares                                    $235,000                  $100**

-----------------------

* previously paid a total of $100 as part of the Registration Statement on Form S-8 (File No. 333-52058) filed with the Securities and Exchange Commission on December 18, 2000

** offering price of the 25,000 shares registered by this amendment have been adjusted to reflect the current average of the bid and asked price as of January 4, 2001.

(1) Common Stock issued to certain of the Registrant's counsel for legal services rendered.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of December 15, 2000.

(3) Represents 3,334 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to his consulting agreement.

(4) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of December 15, 2000.

(5) Represents 3,333 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to his consulting agreement.

(6) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of December 15, 2000.

(7) Represents 3,333 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to his consulting agreement.

(8) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of December 15, 2000.

(9) Common Stock issued to certain of the Registrant's counsel for legal services rendered.

(10) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of January 4, 2001.


                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         This Registration Statement on Form S-8 (the "Registration Statement") of American Energy Services, Inc., a Texas corporation, (the "Registrant") cover 235,000 shares of the Registrant's common stock, par value $.001 per share ("Common Stock").



                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a)(i) The Registrant's Annual Report on Form10-KSB/A - 1 filed on July 27, 2000.

                    (ii) The Registrant's Registration of Securities pursuant to Section 12(g) of the Act filed on March 15, 2000.

                  (b)(i)   Quarterly Report on Form 10-QSB filed on July 31,
                           2000.

                  (b)(ii) Quarterly Report on Form 10-QSB filed on October 16, 2000.

                  (c)(i) The description of securities contained in the Registrant's Registration of Securities pursuant to
                           Section 12(g) of the Act filed on March 15, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Bondy & Schloss LLP serves as general counsel to the Registrant and currently owns 100,000 shares of Common Stock of the Registrant which shares are being registered herein.

         Keith Donati, Esq. served as general counsel to the Registrant and currently owns 25,000 shares of Common Stock of the Registrant which shares are being registered herein.

         Chamberlain, Hrdlicka, White, Williams & Martin served as counsel to the Registrant and currently owns 100,000 shares of Common Stock of the Registrant which shares are being registered herein.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Texas Business Corporation Act (the "TBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. Except as set forth below, a corporation may not indemnify a director in respect of a proceeding (a) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (b) in which the person is found liable to the corporation. However, a director may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of this duty to the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.  EXHIBITS.


EXHIBIT NO.                DESCRIPTION
-----------                -----------

5.1 Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1                       Consent of Bondy & Schloss LLP (included in Exhibit
                           5.1).
23.2                       Consent of Simonton, Kutac & Barnidge, L.L.P.
24.1 Powers of Attorney (included on p. II-4 of this Registration Statement).
99.1                      *Consulting Agreement between the Registrant and
                           William Hussey dated December 13, 2000.
99.2                      *Consulting Agreement between the Registrant and
                           Michael Hosny dated December 13, 2000.
99.3                      *Consulting Agreement between the Registrant and
                           Thomas Wells dated December 13, 2000.

----------

* Previously filed with the Registration Statement on Form S-8 (File No. 333-52058) filed with the Securities and Exchange Commission on December 18, 2000.


ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 8th day of January, 2001.

                                  AMERICAN ENERGY SERVICES, INC.

                                  By:  /s/ Patrick S. Elliott
                                      ------------------------------------------
                                       Patrick S. Elliott, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of January, 2001.


      SIGNATURE                                                TITLE
      ---------                                                -----

/s/ Patrick S. Elliott                           President and Director
------------------------------------
Patrick S. Elliott

/s/ Larry S. Elliott                             Vice President and Chairman of
-------------------------------------            the Board
Larry S. Elliott

/s/ Mark P. Elliott                              Vice President and Director
-------------------------------------
Mark P. Elliott

/s/ Cary P. Mccarra                              Vice President and Director
-------------------------------------
Cary P. McCarra

/s/ Sidney J. Mccarra                            Vice President and Director
-------------------------------------
Sidney J. McCarra

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick S. Elliott, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 8th day of January, 2001.


      SIGNATURE                                                TITLE
      ---------                                                -----

/s/ Patrick S. Elliott                           President and Director
------------------------------------
Patrick S. Elliott

/s/ Larry S. Elliott                             Vice President and Chairman of
-------------------------------------            the Board
Larry S. Elliott

/s/ Mark P. Elliott                              Vice President and Director
-------------------------------------
Mark P. Elliott

/s/ Cary P. Mccarra                              Vice President and Director
-------------------------------------
Cary P. McCarra

/s/ Sidney J. Mccarra                            Vice President and Director
-------------------------------------
Sidney J. McCarra

                                  EXHIBIT INDEX

INDEX AND DESCRIPTION OF EXHIBITS.

EXHIBIT NO.                DESCRIPTION
-----------                -----------

5.1 Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23.1                       Consent of Bondy & Schloss LLP (included in Exhibit
                           5.1).
23.2                       Consent of Simonton, Kutac & Barnidge, L.L.P.
24.1 Powers of Attorney (included on p. II-4 of this Registration Statement).
99.1                      *Consulting Agreement between the Registrant and
                           William Hussey dated December 13, 2000.
99.2                      *Consulting Agreement between the Registrant and
                           Michael Hosny dated December 13, 2000.
99.3                      *Consulting Agreement between the Registrant and
                           Thomas Wells dated December 13, 2000.

----------

* Previously filed with the Registration Statement on Form S-8 (File No. 333-52058) filed with the Securities and Exchange Commission on December 18, 2000.